                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     ISOLYSER COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                             ISOLYSER COMPANY, INC,
                          4320 INTERNATIONAL BOULEVARD
                            NORCROSS, GEORGIA 30093

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1999

To the Shareholders:

    The Annual Meeting of Shareholders of Isolyser Company, Inc. (the "Company") will be held at the Atlanta Marriott North Central Hotel, 2000 Century Boulevard, N.E., Atlanta, Georgia, on Wednesday May 27, 1999 at 2:00 p.m. for the following purposes, all as set forth in the attached Proxy Statement:

        1. To elect eight directors to serve for one-year terms expiring at the annual meeting in 2000 and until their successors are elected and qualified. The Board of Directors' nominees are named in the attached Proxy Statement.

        2.  To consider and act upon the proposed 1999 Long-Term Incentive Plan.

        3. To consider and act upon the proposed 1999 Employee Stock Purchase Plan.

        4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

    Only shareholders of record on the books of the Company at the close of business on April 14, 1999, are entitled to receive notice of and to vote at the meeting.

    Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                        Sincerely,
                                        /s/ Migirdic Nalbantyan

Norcross, Georgia
April 20, 1999

                             ISOLYSER COMPANY, INC.
                          4320 INTERNATIONAL BOULEVARD
                            NORCROSS, GEORGIA 30093

                            ------------------------

                                PROXY STATEMENT
                                      FOR
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 1999

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished to shareholders of Isolyser Company, Inc., a Georgia corporation ("Isolyser" or the "Company"), in connection with the solicitation by the Board of Directors of Isolyser (the "Board of Directors" or "Board") of proxies for use at the Annual Meeting of Shareholders (the "Meeting") scheduled to be held on Thursday, May 27, 1999, at 2:00 p.m., Atlanta time, at the Atlanta Marriott North Central Hotel, 2000 Century Boulevard, N.E., Atlanta, Georgia, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 20, 1999.

    At the Meeting, shareholders of Isolyser will vote upon: (1) the election of eight directors; (2) the proposal to adopt the Company's 1999 Long-Term Incentive Plan (the "1999 Stock Option Plan"); (3) the proposal to adopt the Company's 1999 Employee Stock Purchase Plan (the "1999 Stock Purchase Plan"); and (4) such other business as may properly come before the Meeting and any and all adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

    The close of business on April 14, 1999, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, Isolyser had outstanding and entitled to vote 40,077,412 shares of Common Stock, $.001 par value per share ("Common Stock").

    A majority of the outstanding shares of Common Stock on the record date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum.

    Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The eight candidates receiving the highest number of votes will be elected. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote for the election of directors.

    The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Meeting is required for approval of the 1999 Stock Option Plan and for approval of the 1999 Stock Purchase Plan. It is expected that shares held by executive officers and directors of the Company, which in the aggregate represent approximately 9.4 percent of the outstanding shares of Common Stock, will be voted in favor of each of these proposals. With respect to the proposals concerning the 1999 Stock Option Plan and 1999 Stock Purchase Plan, abstentions will have the effect of a vote against the proposals and broker non-votes will be disregarded and will have no effect on the outcome of the votes.

VOTING OF PROXIES

    Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors" and for the adoption of each of the 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan.

    The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. However, if any such other matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Meeting. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement

REVOCATION OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. Any proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to Isolyser or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

    The expenses of this solicitation will be paid by Isolyser. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of Isolyser, who will receive no additional compensation therefor. Isolyser will pay persons holding shares in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

                        DIRECTORS AND EXECUTIVE OFFICERS

    Proxies will be voted for the election of the following eight nominees as directors to serve until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. All of the nominees, except Ronald L. Smorada, are presently members of the Board. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate.

NAME                                                                           AGE      DIRECTOR SINCE
-------------------------------------------------------------------------      ---      ---------------
Gene R. McGrevin.........................................................          56           1998
Migirdic Nalbantyan......................................................          56           1998
Travis W. Honeycutt......................................................          56           1987
Dan R. Lee...............................................................          51           1996
Rosdon Hendrix...........................................................          59           1994
Kenneth F. Davis.........................................................          48           1996
John E. McKinley.........................................................          55           1998
Ronald L. Smorada........................................................          52         --

    GENE R. MCGREVIN was elected Chairman of the Board of Directors and acting President of the Company in April, 1997, and currently serves as Chairman of Isolyser. Mr. McGrevin also serves as chairman of P.E.T.Net Pharmaceutical Services, LLC, a manufacturer and distributor of radiopharmaceuticals. Mr. McGrevin previously served as Vice Chairman and Chief Executive Officer of Syncor International Corp., a public company in the nuclear medicine industry, with which Mr. McGrevin was associated since 1987. Prior to running Syncor, Mr. McGrevin served in executive positions with various health care businesses including President of the Health Care Products Group of Kimberly-Clark Corporation, founder and President of a consulting firm specializing in the health care industry and an executive officer of VHA Enterprises, Inc.

    MIGIRDIC NALBANTYAN was elected a Director of the Company in September 1998, and President and Chief Executive Officer of the Company effective October 1, 1998. Previously, Mr. Nalbantyan served as an Executive Vice President of the Company from February 1, 1998. Prior to accepting this position, Mr. Nalbantyan served in various executive positions, including president, of BBA Nonwovens, a division of BBA Group PLC and now one of the world's largest manufacturers of nonwoven products, from 1986 to 1997. From 1968 to 1986 he held various manufacturing, process and product development, marketing and business planning positions at DuPont's Textile Fibers operations.

    TRAVIS W. HONEYCUTT has been Executive Vice President, Secretary and a Director of the Company since its inception in 1987. Prior to his co-founding the Company in 1987, Mr. Honeycutt had over 20 years of experience in new product development for the industrial and health care markets.

    DAN R. LEE became an executive officer of the Company following the conclusion of Isolyser's acquisition of Microtek Medical, Inc. ("Microtek") effective September 1, 1996 (the "Microtek Acquisition"), and became a Director of the Company in December, 1996. Prior to accepting these positions with the Company, Mr. Lee had served as the Vice President and Chief Operating and Financial Officer of Microtek since 1987. Previous to that time, he was engaged in the public accounting practice, including more than five years with KPMG Peat Marwick.

    ROSDON HENDRIX was elected a Director of the Company in December 1994. Until he retired in June 1992, Mr. Hendrix served for approximately 30 years in various financial positions for General Motors Corporation, including serving as Resident Comptroller from 1975 until his retirement. Since June 1992, Mr. Hendrix has engaged in efficiency consulting studies with various governmental authorities and businesses in Georgia.

    KENNETH F. DAVIS was elected a Director of the Company in January 1996. Dr. Davis has been a practicing surgeon on the staff of the Harbin Clinic and Redmond Regional Medical Center, Rome, Georgia since 1986. In addition, Dr. Davis serves on the Board of AmSouth Bank of Georgia, a publicly owned bank, as well as various other companies including a privately held hospital consulting firm.

    JOHN E. MCKINLEY was elected a Director of the Company in May 1998. Between 1991 and 1996, Mr. McKinley was the principle operating officer of BankSouth Corporation, Atlanta, Georgia, where he was a Board member and Chairman of the Credit Policy Committee. Mr. McKinley also headed the Management Committee of Bank South, which included direct responsibility for credit policy, business banking and mortgage banking. From 1969 to 1991, Mr. McKinley worked with Citizens and Southern National Bank and C&S/Sovran where he was the chief credit officer of C&S Georgia Corporation and a senior vice president. Additionally, Mr. McKinley has taught in numerous banking schools and has authored or co-authored numerous books and articles on banking. Since 1996, Mr. McKinley has been engaged in private consulting services. Mr. McKinley also serves as a director of Inficorp Holdings, Inc.

    RONALD L. SMORADA, a nominee as Director, has not previously been affiliated with the Company. During the past five years, Dr. Smorada has been an active participant in the nonwovens industry holding senior management positions at Reemay, Fiberweb and BBA US Holdings, the latter being the parent of the former two, with nonwoven sales in excess of $800 million. Dr. Smorada worked in the development, acquisition and integration of new and existing businesses, both domestic and international. A major focus for him has been the application and conversion of science and technical concepts into meaningful businesses. The Company has purchased significant quantities of nonwovens from Fiberweb.

    Listed below is information regarding the executive officers of the Company who are not also directors.

    PETER A. SCHMITT (age 39) was elected Executive Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary in October 1998 after serving as Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company since May, 1997. Prior to accepting this position, Mr. Schmitt served for two years as the chief financial officer and general manager of MedSurg, the Company's custom procedure tray business. From 1993 to 1995 Mr. Schmitt was controller of Digene, Inc., a biotechnology company. From 1991 to 1993, Mr. Schmitt was part of a management turnaround team for a private printing company and between 1985 and 1990 Mr. Schmitt was employed by Touche Ross & Company and Coopers & Lybrand as a senior auditor and audit supervisor, respectively.

    LESTER J. BERRY (age 65) became an executive officer of the Company following the conclusion of the acquisition of Microtek. Prior to that time, Mr. Berry had served as a director and officer of Mictotek since 1994. From 1987 through 1993, Mr. Berry served in various capacities at 3M Corporation, including service as General Manager of Vision Care, National Sales and Marketing Manager, Medical Specialties, and as the National Sales Manager, Health Care Specialties and Surgical Products.

    MICHAEL MABRY (age 36) was elected Executive Vice President in October 1998 after serving as Vice President of Operations of the Company since May, 1997. Mr. Mabry also serves as manager of the Company's OREX business unit. Prior to accepting such positions, Mr. Mabry served in various positions with the Company (including Chief Information Officer) since his joining the Company in September, 1995. From 1984 to 1995, Mr. Mabry was employed by DeRoyal Industries where his career advanced from software engineer to vice president of information systems and operations.

    DAVID W. VELMOSKY (age 49) was elected Vice President of Administration/Strategic Alliances in October 1998 after serving as Vice President of Human Resources of the Company since May, 1997. Prior to accepting such position, Mr. Velmosky served in a non-executive capacity as Vice President of Human Resources of the Company since his joining the Company in July, 1996. Mr. Velmosky was formerly employed as Vice President of Human Resources for Atlantis Plastics, Inc. from 1994 to 1996. Between 1992 and 1994, Mr. Velmosky was in the human resources department of Pittsburg Plate and Glass. In addition to a bachelors degree in industrial psychology and a masters degree in industrial relations, Mr. Velmosky holds numerous advanced certifications in employment law, ERISA benefits and compensation practices, and is a certified Senior Human Resources Professional.

    STEVE PLANTE (age 48) was elected Vice President of the Company in October 1998 after serving as General Manager of MedSurg, the Company's custom procedure tray business, beginning earlier in 1998 and as Vice President of Operations of MedSurg since 1996. Mr. Plante joined MedSurg in 1979, serving as plant manager.

    JAMES C. "JIM" RUSHING III (age 55) was elected to the executive position of Vice President--Finance effective March 1999. Prior to accepting this appointment, Mr. Rushing served in various financial positions including Chief Financial Officer of New Life Corporation of America, a national charity serving the financial and estate planning needs of high net worth investors through 5,000 financial advisors throughout the U.S., from 1997 to 1998, and as Vice President--Finance, BBA Nonwovens, a division of BBA Group PLC, which is one of the worlds largest manufacturers of nonwoven products, from 1995 to 1997. As owner of a management consulting firm, Mr. Rushing provided various chief financial officer and director services to various firms in the Mid-South from 1980 to 1995. Mr. Rushing was employed by Northern Telecom, Inc. (NORTEL), at its U.S. Headquarters as Director of Accounting and Financial Analysis from 1978 to 1980.

    The Company's Articles of Incorporation adopt the provisions of the Georgia Business Corporation Code (the "Corporation Code") providing that no member of the Company's Board of Directors shall be personally liable to the Company or its shareholders for monetary damages for any breach of his duty of care or any other duty he may have as a director, except liability for any appropriation, in violation of the director's duties, of any business opportunity of the Company, for any acts or omissions that involve intentional misconduct or a knowing violation of law, for liability under the Corporation Code for unlawful distributions to shareholders, and for any transaction from which the director receives an improper personal benefit.

    The Company's Bylaws provide that each officer and director shall be indemnified for all losses and expenses (including attorneys' fees and costs of investigation) arising from any action or other legal proceeding, whether civil, criminal, administrative or investigative, including any action by and in the right of the Company, because he is or was a director, officer, employee or agent of the Company or, at the Company's request, of any other organization. In the case of an action by or in the right of the Company, such indemnification is subject to the same exceptions, described in the preceding paragraph, that apply to the limitation of a director's monetary liability to the Company. The Bylaws also provide for the advancement of expenses with respect to any such action, subject to the officer's or director's written affirmation of his good faith belief that he has met the applicable standard of conduct, and the officer's or director's written agreement to repay any advances if it is determined that he is not entitled to be indemnified. The Bylaws permit the Company to enter into agreements providing to each officer or director indemnification rights substantially similar to those set forth in the Bylaws, and such agreements have been entered into between the Company and each of the members of its Board of Directors. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and Bylaws, it provides greater assurances to officers and directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights it provides.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors maintains standing Audit and Compensation Committees. The Board has not established a standing nominating committee.

    The Audit Committee, currently consisting of Rosdon Hendrix and John McKinley (until Mr. McKinley's election to the Board in May 1998 such seat had been filled by Olivia Kirtley, a former independent director who resigned in April 1998 due to other commitments), recommends to the Board the firm of independent public accountants that audits the consolidated financial statements of Isolyser and its subsidiaries, the reviews the plan and scope of any audit of the Company's financial statements, reviews the financial statements, and reviews matters pertaining to the audit. The primary function of the Audit Committee is to strengthen the independence and objectivity of the external auditors and to monitor the accuracy and completeness of the Company's financial statements and matters which relate to them. It should be noted, however, that the members of the Committee are not necessarily experts in the fields of auditing and accounting and do not provide special assurances on such matters. The Audit Committee met two times during 1998.

    The Compensation Committee, consisting of Rosdon Hendrix and Kenneth F. Davis, makes recommendations to the Board regarding the compensation of executive officers and administers Isolyser's incentive plans, including the Stock Option Plan and the Stock Purchase Plan. The Compensation Committee's report on executive compensation begins at page 15 of this Proxy Statement. The Compensation Committee met six times during 1998.

    The Board of Directors held 13 meetings during 1998. Each incumbent director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Isolyer's executive officers and directors and any persons holding more than ten percent of the Company's common stock are required to file with the Securities and Exchange Commission and the Nasdaq Stock Market reports of their initial ownership of the Company's common stock and any changes in ownership of such common stock. Specific due dates have been established and the Company is required to disclose in its Annual Report on Form 10-K and Proxy Statement any failure to file such reports by these dates. Copies of such reports are required to be furnished to Isolyser. Based solely on its review of the copies of such reports furnished to Isolyser, or written representations that no reports were required, Isolyser believes that, during 1998, all of its executive officers (including the Named Executive Officers), directors and persons owning more than 10% of its common stock complied with the Section 16(a) requirements, except Mr. Nalbantyan filed a Form 4 late to report an exempt share purchase by a family member and Mr. McGrevin filed an amended Form 5 to correct a clerical error.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth, as of April 14, 1999, certain information regarding the beneficial ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) each director nominee and Named Executive Officer identified under "Executive Compensation" below, and (iii) directors and executive officers as a group:

                                                                                                     PERCENTAGE OF
                                                                                         SHARES      COMMON STOCK
                                                                                       BENEFICIALLY  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                                  OWNED          OWNED
-------------------------------------------------------------------------------------  -----------  ---------------
Robert L. Taylor (1).................................................................   2,012,600           5.0%
Dimensional Fund Advisors, Inc. (2)..................................................   2,582,850           6.4%
Travis W. Honeycutt (3)..............................................................   2,563,722           6.4%
Gene R. McGrevin (4).................................................................     220,000              *
Migirdic Nalbantyan (5)..............................................................      51,000              *
Dan R. Lee (6).......................................................................     384,188              *
Rosdon Hendrix (7)...................................................................     127,000              *
Kenneth Davis (8)....................................................................     114,243              *
John E. McKinley (9).................................................................     145,000              *
Ronald L. Smorada....................................................................           0              *
Steve Plante (10)....................................................................      24,278              *
Lester J. Berry (11).................................................................     112,974              *
All directors and executive officers as a group 14 persons (12)......................   3,863,177           9.4%

------------------------

*   Represents less than 1% of the common stock

(1) As reported by Mr. Taylor in a Statement on Schedule 13G filed with the Securities and Exchange Commission. Includes 2,600 shares of common stock over which Mr. Taylor acts as custodian under the Georgia Transfers to Minors Act, and options to acquire 40,000 shares exercisable within 60 days.

(2) As reported by Dimensional Fund Advisors, Inc. in a Statement on Form 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. address is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, California 90401.

(3) Includes options to acquire 40,000 shares exercisable within 60 days.

(4) Includes options to acquire 180,000 shares exercisable within 60 days.

(5) Includes options to acquire 50,000 shares exercisable within 60 days and 1,000 shares owned by a family member.

(6) Includes options to acquire 374,123 shares exercisable within 60 days.

(7) Includes options to acquire 81,000 shares exercisable within 60 days.

(8) Includes options to acquire 79,000 shares exercisable within 60 days.

(9) Includes options to acquire 25,000 shares exercisable within 60 days.

(10) Includes options to acquire 18,596 shares exercisable within 60 days.

(11) Includes options to acquire 102,500 shares exercisable within 60 days.

(12) Includes options to acquire 1,067,236 shares exercisable within 60 days.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

    The following table sets forth the cash and non-cash compensation paid by the Company (or Microtek for services rendered during the year ended December 31, 1996), to the two individuals serving as the Company's chief executive officer during portions of 1998, and each of the four most highly compensated executive officers of the Company other than such chief executive officers who were serving as executive officers at December 31, 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION                     LONG-TERM
                                           ----------------------------------------------------  COMPENSATION
                                                                                OTHER ANNUAL        AWARDS        ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR       SALARY      BONUS       COMPENSATION      OPTIONS (#)   COMPENSATION
-----------------------------------------  ---------  ----------  ----------  -----------------  -------------  -------------
Migirdic Nalbantyan......................       1998  $  127,112(1)         --            --         400,000      $   2,077(2)
  President and Chief Executive Officer

Terence N. Furness.......................       1998  $  240,000  $   62,500             --          600,000(3)   $   4,750(4)
  Former President and Chief Executive
  Officer

Travis W. Honeycutt......................       1998  $  150,000          --             --               --      $   3,235(5)
  Executive Vice President                      1997  $  150,000          --             --               --      $   3,235(5)
                                                1996  $  150,000          --             --           40,000      $   3,235(5)

Dan R. Lee...............................       1998  $  150,000          --             --          122,368      $   5,133(7)
  Executive Vice President (6)                  1997  $  150,000          --             --          100,000      $   4,978(7)
                                                1996  $  150,000  $  100,000             --           50,000      $   4,417(7)

Lester J. Berry..........................       1998  $  150,000          --             --           20,000      $   9,658(8)
  Vice President (6)                            1997  $  150,000          --             --               --          9,302(8)
                                                1996  $  150,000  $  100,000             --           16,500      $   7,539(8)

Steve Plante.............................       1998  $  157,930          --             --           72,999      $   3,841(9)
  Vice President

------------------------

(1) This amount represents compensation paid from February 1, 1998, the date Mr. Nalbantyan became an employee of the Company.

(2) This amount represents contributions to a 401(k) plan.

(3) Mr. Furness' options, while awarded in 1998, have since expired.

(4) This amount represents contributions to a 401(k) plan.

(5) This amount represents the Company's payment on Mr. Honeycutt's behalf, for $500,000 term life insurance policies.

(6) Compensation earned prior to 1997 by Messrs. Lee and Berry stated in the table is based upon compensation plans of Microtek as these individuals were executive officers of Microtek prior to the Microtek Acquisition effected September 1, 1996.

(7) This amount represents payment ($2,036 per year) for $250,000 term life insurance and contributions for a 401(k) plan for the balance of the amount stated.

(8) This amount represents the Company's payment ($5,158 per year) for $250,000 term life insurance and contributions for a 401(k) plan for the balance of the amount stated.

(9) This amount represents contributions to a 401(k) plan.

EMPLOYMENT ARRANGEMENTS

    The Company is a party to employment agreements with all of its currently employed Named Executive Officers, except Travis W. Honeycutt and Steve Plante.

    Mr. Furness was hired as the Company's President and Chief Executive Officer effective January 1, 1998, and resigned such position effective October 1, 1998. In connection with such resignation, the Company entered into a severance agreement with Mr. Furness pursuant to which the Company agreed to severance payments aggregating $300,000 payable over one year and agreed to continue Company provided medical and dental coverage for one year, and Mr. Furness agreed to certain covenants relating to the protection of confidential information and restricting his ability to compete against the Company.

    Effective February 1, 1998, in connection with the Company's hiring of Mr. Nalbantyan as an Executive Vice President of the Company in charge of the Company's OREX commercial development business unit, Mr. Nalbantyan entered into a three year employment agreement with the Company. Such employment agreement specifies a minimum salary and benefits payable to him during the term of the employment agreement, and contains certain restrictive covenants including covenants relating to the protection of confidential information and restricting competition against the Company. The agreement is terminable by the Company or the employee with or without cause. In the event of a termination of the agreement by the Company without cause, or by the employee for good reason (as defined), the employee would be entitled to one year of salary as severance. In the event of any termination of Mr. Nalbantyan's employment occurring within six months after a change in control (as defined) of the Company, other than a termination of employment as a result of death, disability or for cause, then the Company is obligated to pay a severance amount equal to 2.99 times Mr. Nalbantyan's annual base salary as then in effect plus certain other amounts primarily involving continuation of health insurance for up to one year following the date of such termination of employment. In the event any such payments would be subject to the excise tax imposed under the Internal Revenue Code, then such amount would be reduced to the extent necessary so that no payment shall be subject to such excise tax unless any such reduction would net the employee a lesser amount on an after tax basis.

    The Company and Dan R. Lee are parties to an employment agreement under which Mr. Lee agrees to continue to serve as an employee of the Company through March 31, 2000, and specifies a certain minimum salary and benefits. The agreement also includes certain restrictive covenants including covenants relating to the protection of confidential information and restricting competition against the Company. The agreement is terminable by the Company with or without cause. In the event of any termination of Mr. Lee's employment by the Company without cause, the Company remains obligated to pay the base salary provided in the agreement through March 31, 2000.

    Mr. Berry is a party to an employment agreement with Microtek expiring on December 31, 1999. Such employment agreement specifies a minimum salary and benefit payable to him during the term of the employment agreement and, in consideration therefore, contains certain provisions restricting his ability to compete against the Company after termination of the agreement or to use or disclose confidential information. In connection with the Microtek acquisition, Mr. Berry agreed to delete certain compensatory provisions of such agreement otherwise arising in the event of certain events constituting a change of control. Mr. Berry has agreed to continue to assist the Company in a non-executive capacity following his scheduled retirement at the end of 1999.

    Mr. Plante and the Company are parties to a severance agreement pursuant to which the Company has agreed to pay Mr. Plante severance in the amount equal to one year's salary in the event the employment of Mr. Plante is terminated by the Company without cause including a termination of employment resulting from a change of control.

EMPLOYEE BENEFIT PLANS

    STOCK OPTION PLAN. In April 1992, the Board of Directors and shareholders of the Company adopted a Stock Option Plan (the "Plan"). The Plan currently provides for the issuance of options to purchase up to 4,800,000 shares of common stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options may be granted under the Plan to employees, officers or directors of, and consultants and advisors to, the Company who, in the opinion of the Compensation Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. The Plan is administered by a committee appointed by the Board of Directors. The Compensation Committee has been designated by the Board of Directors as the committee to administer the Plan. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees and consultants and to provide additional incentives by permitting such individuals to participate in the ownership of the Company.

    Options granted to employees may either be incentive stock options (as defined in the Internal Revenue Code (the "Code")) or nonqualified stock options. The exercise price of the options shall be determined by the Board of Directors or the committee at the time of grant, provided that the exercise price may not be less than the fair market value of the Company's common stock on the date of grant as determined in accordance with the limitations set forth in the Code. The terms of each option and the period over which it vests are determined by the committee, although no option may be exercised more than ten years after the date of grant and all options become exercisable upon certain events defined to constitute a change of control. To the extent that the aggregate fair market value, as of the date of grant, of shares with respect to which incentive stock options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified stock option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an incentive stock option, the purchase price per share cannot be less than 110% of the fair market value on the date of grant and the term of the incentive stock option cannot exceed five years from the date of grant. Upon the exercise of an option, payment may be made by cash, check or, if provided in the option agreement, by delivery of shares of the Company's common stock having a fair market value equal to the exercise price of the options, or any other means that the Board or the committee determines. Options are non-transferable during the life of the option holder. The Plan also permits the grant of alternate rights defined as the right to receive an amount of cash or shares of common stock having an aggregate fair market value equal to the appreciation in the fair market value of a stated number of shares of common stock from the grant date to the date of exercise. No alternate rights have been granted under the Plan.

    As of March 11, 1999, options to purchase 4,078,543 shares of common stock were outstanding under the Plan, approximately 145,200 shares remained available for the grant of options or alternate right under the Plan, and no alternate rights were outstanding under the Plan. As of March 11, 1999, options for the purchase of 690,000 shares of Common Stock were outstanding which had been granted outside the Plan. On March 25, 1999, the Board of Directors of the Company approved, adopted and recommended to the shareholders the 1999 Stock Option Plan. For a more complete description of the proposal related to the 1999 Stock Option Plan, see "Adoption of Stock Option Plan" below.

    EMPLOYEE STOCK PURCHASE PLAN. In February 1995 the Board approved and in April 1995 the Company's shareholders ratified, the adoption of the Company's Employee Stock Purchase Plan for employees of the Company and its subsidiaries (the "1995 Stock Purchase Plan"). The Stock 1995 Purchase Plan was established pursuant to the provisions of Section 423 of the Code to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of common stock. Under the 1995 Stock Purchase Plan payroll deductions are used to purchase the Company's common stock.

    An aggregate of 300,000 shares of common stock of the Company were reserved for issuance under the 1995 Stock Purchase Plan, all of which have been purchased and issued under the 1995 Stock Purchase Plan. On March 25, 1999, the Board of Directors of the Company approved, adopted and recommended to the shareholders the 1999 Stock Purchase Plan containing terms substantially similar to the terms of the 1995 Stock Purchase Plan. For a more detailed description of the proposal related to the 1999 Stock Purchase Plan, see "Adoption of Stock Purchase Plan" below.

STOCK OPTIONS

    The Company granted options to its Named Executive Officers in 1998 as set forth in the following table. The Company has no stock appreciation rights ("SARs") outstanding.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                            ------------------------------------------------------   POTENTIAL REALIZABLE
                                             NUMBER OF                                                 VALUE AT ASSUMED
                                            SECURITIES     PERCENT OF                               ANNUAL RATES OF STOCK
                                            UNDERLYING   TOTAL OPTIONS/                             PRICE APPRECIATION FOR
                                             OPTIONS/     SARS GRANTED    EXERCISE OR                   OPTION TERM(1)
                                               SARS       TO EMPLOYEES    BASE PRICE   EXPIRATION   ----------------------
NAME                                        GRANTED(#)   IN FISCAL YEAR     ($/SH)        DATE        5%($)       10%($)
------------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Migirdic Nalbantyan.......................     200,000             7%      $ 2.6875      02/01/08   $  338,031(1) $  856,637(1)
                                               200,000             7%      $ 1.25        10/02/08   $  157,224(1) $  398,436(2)

Terence N. Furness........................      42,666             2%      $ 2.34375     12/31/98   $        0(2) $        0(2)
                                               557,334            20%      $ 2.00        12/31/98   $        0(2) $        0(2)

Dan R. Lee................................      36,842             1%      $ 3.375       11/01/01   $   34,353(1) $   75,912(1)
                                                85,526             3%      $ 3.375       04/04/02   $   79,749(1) $  176,224(1)

Lester J. Berry...........................      20,000              *      $ 3.375       02/25/08   $   42,450(1) $  107,578(1)

Steve Plante..............................       7,368              *      $ 3.375       10/20/99   $   15,639(1) $   39,632(1)
                                                 2,211              *      $ 3.375       10/03/00   $    2,062(1) $    4,556(1)
                                                 1,105              *      $ 3.375       10/03/00   $    1,030(1) $    2,277(1)
                                                 7,368              *      $ 3.375       11/01/01   $    6,870(1) $   15,182(1)
                                                21,750              *      $ 3.375       01/01/99   $   20,281(1) $   44,815(1)
                                                33,197             1%      $ 1.25        10/01/08   $   26,097(1) $   66,134(1)

------------------------

*   Less than one percent.

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions.

(2) While these options were granted in the last fiscal year, they also expired in the last fiscal year.

    The following table sets forth the value of options exercised during 1998 and of unexercised options held by the Company's Named Executive Officers at December 31, 1998.

            AGGREGATED OPTIONS/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                                          NUMBER OF
                                                                                          SECURITIES        VALUE OF
                                                                                          UNDERLYING       UNEXERCISED
                                                                                         UNEXERCISED      IN-THE-MONEY
                                                                                       OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                                          FY-END(#)        FY-END ($)
                                                   SHARES ACQUIRED         VALUE         EXERCISABLE/     EXERCISABLE/
NAME                                               ON EXERCISE (#)     REALIZED ($)     UNEXERCISABLE     UNEXERCISABLE
-----------------------------------------------  -------------------  ---------------  ----------------  ---------------
Migirdic Nalbantyan............................             -0-                -0-            0/400,000            0/0(1)
Travis W. Honeycutt............................             -0-                -0-             40,000/0            0/0(2)
Dan R. Lee.....................................             -0-                -0-       345,617/69,302       57,798/0(3)
Lester J. Berry................................             -0-                -0-            102,500/0            0/0(4)
Steve Plante...................................             -0-                -0-        37,346/47,654            0/0(5)

------------------------

(1) The indicated value is based on an exercise prices of $2.6875 per share on 200,000 shares and $1.25 per share on 200,000 shares for unexercisable options, and a value per share on December 31, 1998 of $1.06.

(2) The indicated value is based on an exercise price of $14.45 per share and value per share at December 31, 1998 of $1.06.

(3) The indicated value is based on exercise prices of $0.83 per share on 251,295 shares, $3.49 per share on 41,250 shares, $3.375 per share on 53,072 shares for exercisable options and $3.375 on 69,302 shares for unexercisable options, and a value per share on December 31, 1998 of $1.06.

(4) The indicated value is based on an exercise price of $3.19 per share on 66,000 shares, $2.73 per share on 16,500 shares for exercisable options and $3.375 per share on 20,000 shares for unexercisable options and value per share at December 31, 1998 of $1.06.

(5) The indicated value is based upon an exercise price of $3.375 per share on 37,346 shares for exercisable options and $3.375 per share on 14,457 shares and $1.25 per share on 33,197 shares for unexercisable options, and a value per share at December 31, 1998 of $1.06.

                         TEN YEAR OPTION/SAR REPRICINGS

    In February 1998, the Company permitted option holders to exchange all of their stock options having an exercise price at or above $3.49 for a lesser number of replacement stock options at a new exercise price equal to the then current fair market value of a share of Common Stock. (The exchange formula provided for the reduction in the number of outstanding stock options by a percentage equal to the product of fifty percent multiplied by the percentage differential between the exercise price set forth in the stock option to be cancelled in the exchange and the new exercise price.) The exchange program was made available to all current employees in the Company except one executive officer. The following table provides certain information regarding the exchange for those executive officers of the Company who elected to participate in the exchange, as well as certain information relative to a stock option repricing in 1996, for all current executive officers of the Company and executive officers of the Company existing at the time of such repricing.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                  NUMBER OF     NUMBER OF
                                                 SECURITIES    SECURITIES
                                                 UNDERLYING    UNDERLYING     MARKET PRICE      EXERCISE
                                                  OPTIONS/    OPTIONS/ SARS    OF STOCK AT      PRICE AT
                                                    SARS        REC'D IN         TIME OF         TIME OF
                                                 REPRICED OR  REPRICING OR    REPRICING OR    REPRICING OR       NEW
                                                   AMENDED      AMENDMENT       AMENDMENT       AMENDMENT     EXERCISE
NAME AND TITLE                          DATE         (#)           (#)             ($)             ($)        PRICE ($)
------------------------------------  ---------  -----------  -------------  ---------------  -------------  -----------
Dan R. Lee..........................   02/25/98      50,000        36,842           3.375           7.125         3.375
  Executive Vice President             02/25/98     100,000        85,526           3.375            4.75         3.375

Peter A. Schmitt....................   02/25/98      30,000        22,105           3.375           7.125         3.375
  Executive Vice President             02/25/98      45,000        33,158           3.375           7.125         3.375

Michael Mabry.......................   02/25/98      40,000        29,473           3.375           7.125         3.375
  Executive Vice President             02/25/98      50,000        42,763           3.375            4.75         3.375
                                       11/01/96      40,000        40,000           7.125           18.00         7.125

David W. Velmosky...................   02/25/98      20,000        14,737           3.375           7.125         3.375
  Vice President

Steve Plante........................   02/25/98      10,000         7,368           3.375           7.125         3.375
  Vice President                       02/25/98       3,000         2,211           3.375           7.125         3.375
                                       02/25/98       1,500         1,105           3.375           7.125         3.375
                                       02/25/98      10,000         7,368           3.375           7.125         3.375
                                       02/25/98      30,000        21,750           3.375           7.125         3.375
                                       11/01/96      10,000        10,000           7.125            9.00         7.125
                                       11/01/96       3,000         3,000           7.125           18.00         7.125
                                       11/01/96       1,500         1,500           7.125           18.00         7.125
                                       11/01/96      30,000        30,000           7.125            7.50         7.125

James S. Asip.......................   11/01/96      25,000        25,000           7.125           13.13         7.125
  Former Vice President of Sales

Richard Setian......................   11/01/96      54,000        54,000           7.125            9.00         7.125
  Former Vice President of Marketing

Michael Sahady......................   11/01/96      40,000        40,000           7.125           14.45         7.125
  Former Executive Vice President

Kenneth R. Newsome..................   12/18/96      25,000        25,000           7.125           13.13         7.125
  Former Vice President of             12/18/96      99,000        99,000           7.125            7.50         7.125
  Operations

                                       LENGTH OF
                                        ORIGINAL
                                      OPTION TERM
                                      REMAINING AT
                                        DATE OF
                                      REPRICING OR
NAME AND TITLE                         AMENDMENT
------------------------------------  ------------
Dan R. Lee..........................    3.7 years
  Executive Vice President              4.1 years
Peter A. Schmitt....................    2.5 years
  Executive Vice President              3.7 years
Michael Mabry.......................    2.6 years
  Executive Vice President              4.1 years
                                        4.0 years
David W. Velmosky...................    3.7 years
  Vice President
Steve Plante........................    1.7 years
  Vice President                        2.6 years
                                        2.6 years
                                        3.7 years
                                        0.8 years
                                          3 years
                                        3.8 years
                                        3.8 years
                                        2.2 years
James S. Asip.......................    4.2 years
  Former Vice President of Sales
Richard Setian......................    3.5 years
  Former Vice President of Marketing
Michael Sahady......................    4.2 years
  Former Executive Vice President
Kenneth R. Newsome..................    4.1 years
  Former Vice President of              2.0 years
  Operations

DIRECTOR COMPENSATION

    In 1998, the Company revised its system for compensating nonemployee directors of the Company who are not affiliated with greater than 5% shareholders of the Company ("Nonemployee Directors").

    The Chairman receives a retainer of $48,000 per year, payable at the rate of $4,000 per month. Such retainer became effective April 1, 1998, until which time the Chairman continued to be compensated at the rate of $90,000 per year, which was the salary rate approved for the Chairman in connection with his agreement to accept the offices of acting president and chairman of the Company in 1997. The other Nonemployee Directors of the Company receive a retainer of $10,000 per year payable in a lump sum following each annual meeting of shareholders. No meeting fees are payable to the Nonemployee Directors. Nonemployee Directors are reimbursed upon request for reasonable expenses incurred in attending Board of Director or committee meetings.

    The Company's 1995 Nonemployee Director Stock Option Plan (the "Director Option Plan") provides for automatic grants to Nonemployee Directors of non-qualified stock options covering 2,000 shares of common stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. The date of grant under the Director Option Plan for each Nonemployee Director then serving as such is (i) on the election of a Nonemployee Director to the Board of Directors (except at an annual meeting of each shareholder) and
(ii) following each annual meeting of shareholders occurring subsequent to the first anniversary of the date of any options granted to such Nonemployee Director under the proceeding clause (i). The Board of Directors terminated the Director Option Plan effective in March, 1999. The Board of Directors took such action because of the compensation expenses which are expected to be required to be recorded for future options granted under the Director Option Plan during 1999 which may be avoided by granting options under another Stock Option Plan with earlier vesting provisions than those provided under the Director Option Plan. Supplementing such grants under the Director Option Plan, the Company grants to each Nonemployee Director a non-qualified stock option covering 3,000 shares of common stock at an exercise price equal to the fair market value of the Company's common stock on such date of grant concurrently with the automatic grants under the Director Option plan as described above. Historically, these option grants may be exercised only by the optionee beginning six months after the date of the grant until the earliest of five years after the date of grant, thirty days after ceasing to be a director of the Company (other than due to death or disability), and one year after death or disability.

    In addition, the Board of Directors, with each Nonemployee Director (other than the Chairman) abstaining, awarded to each Nonemployee Director (other than the Chairman) a non-qualified stock option under the Company's Stock Option Plan covering 20,000 shares of the Company's common stock at an exercise price of $2.28125 per share (being the fair market value of the Company's common stock on the grant date), and being exercisable immediately upon the date of grant until the earliest of five years after the grant date or one year after ceasing to be a director of the Company. The Board of Directors, with the Chairman abstaining, awarded the Chairman a non-qualified stock option under the Company's Stock Option Plan covering 25,000 shares of the Company's common stock at an exercise price of $2.8125 per share (being the fair market value of such stock on the grant date), and being exercisable immediately upon the date of grant until the earliest of five years after the grant date or one year after ceasing to be a director of the Company. Also in 1998, the Board of Directors, with the Chairman abstaining, awarded the Chairman a non-qualified stock option under the Company's Stock Option Plan covering 50,000 shares of the Company's common stock at an exercise price of $1.25 per share (being the fair market value on the grant date), being exercisable one year after the grant date until the earliest of five years after the grant date or one year after ceasing to be a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    P.E.T. Net Pharmaceutical Services, LLC ("PETNet"), a limited liability company which develops and operates facilities to distribute pharmaceuticals to provide diagnostic services through an advanced technology known as positron imaging, leases approximately 3,500 square feet of space included within the Company's administrative headquarters located in Norcross, Georgia. Mr. McGrevin, the Chairman of the Company, serves as the Chairman and is a substantial investor in PETNet. The lease between the

Company and PETNet provides for a rental rate of $15.00 per square foot per year ($52,500 per year) which includes certain basic services such as utilities and maintenance within such rental rate. The lease was terminated by mutual agreement at or about February 1, 1999. Prior to entering into such lease, representatives of the Company evaluated rental rates for comparable office space in order to advise the Company's Board of Directors relative to the fairness of the transaction. With Mr. McGrevin abstaining, the Board of Directors approved and authorized the lease transaction.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH IN THE NEXT SECTION SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR SUBJECT TO REGULATIONS 14A OR 14C OF THE COMMISSION OR TO THE LIABILITIES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT.

    Two outside directors and no inside directors comprise the Compensation Committee of the Board of Directors. Neither of the outside directors serves on the board of any other committee member's company or organization and none of the executive officers of Isolyser serve on the board of any committee member's organization. The Committee has access to outside consultants and counsel at the discretion of the Committee.

    The Committee oversees three elements of executive compensation: base pay or salary, annual performance bonus, and long-term compensation, which currently consists of a stock option plan approved by shareholders. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, and to link individual executive compensation with the Company's performance. The Compensation Committee's responsibilities include: (i) participating in the determination of goals for the Company's executive officers; (ii) participating in the selection and design of compensation packages and programs relating to such goals; (iii) monitoring the effectiveness of the compensation packages and programs; and (iv) monitoring compensation-related developments generally and considering their application to the Company's executive officers.

    BASE PAY. The salary paid to the Company's executives is targeted to be in line with related industry companies of similar size, while taking into account the experience of individual officers and the requirements of attracting prospective key executives to join Isolyser. In general, the Committee attempts to fix base salaries at levels deemed appropriate by the Committee in order that compensation packages may also emphasize result-oriented factors reflected in a bonus potential and the value of stock options and stock ownership. The Committee reviews salaries and pay ranges for its executives, and salaries may be increased based on the Committee's assessment of an individual's performance and contributions to Isolyser goals. Salary adjustments are generally based on historical performance. Mr. Furness was hired as the Company's President and Chief Executive Officer effective January 1, 1998 and was provided an annual base salary of $250,000. By mutual agreement with the Company, Mr. Furness resigned as an employee of the Company effective October 1, 1998. The Company entered into a severance agreement with Mr. Furness pursuant to which the Company agreed to severance payments in lieu of any other compensation or benefits to Mr. Furness aggregating $300,000 payable over one year and agreed to continue Company provided medical and dental coverage for one year. In connection with Mr. Furness' resignation, Mr. Nalbantyan was appointed as the Company's President and Chief Executive Officer. Prior to accepting such appointment, Mr. Nalbantyan had served as the Company's Executive Vice President in charge of the Company's OREX commercial development unit since September 1, 1998 in accordance with the terms of an employment agreement which provided for an annual base salary of $150,000. Such base salary and employment agreement was not modified during 1998. Except for modest increases of salary for three of the Company's incumbent executive officers, the salary of all the Company's other executive officers remained unchanged from such salary for the previous year.

    BONUS. In connection with the hiring of Mr. Furness as the Company's President and Chief Executive Officer, the Company and Mr. Furness agreed upon an incentive bonus program with a total bonus potential for 1998 of $250,000. Due to Mr. Furness' relative lack of familiarity with the Company's likely operating results for 1998, half of such bonus potential was guaranteed. Due to Mr. Furness' resignation effective October 1, 1998, Mr. Furness received a pro rata portion of his guaranteed bonus and no other part of his bonus potential. During 1998, the Compensation Committee adopted an Economic Measure Compensation Plan providing bonus potential for substantially all of the Company's employees including its executive officers. None of the Company's executive officers, other than Mr. Furness, received a bonus for 1998.

    LONG-TERM INCENTIVE. The Company's only current method of awarding long-term compensation is its stock option plan, approved by shareholders. All officers are eligible to receive grants under the stock option plan. Grants under the plan generally extend for five to ten years, are priced at not less than fair market value on the date of grant, and are generally intended to provide incentive for future performance rather than reward past performance. Seven of the Company's executive officers were granted stock options in 1998. To induce Mr. Furness to accept employment with the Company and to link Mr. Furness' compensation with the Company's operating results, Mr. Furness was granted three stock options in 1998: (i) a non-qualified stock option to purchase up to 157,334 shares of the Company's common stock at an exercise price of $2.00 per share vesting over three years and having a term of ten years, (ii) an incentive stock option to purchase up to 42,666 shares at an exercise price of $2.34375 per share vesting immediately upon grant and having a term of ten years, and (iii) a non-qualified stock option to purchase up to 400,000 shares at an exercise price of $2.00 per share vesting in six years subject to accelerated vesting based on stock price appreciation goals and having a term of ten years. All of these options expired without exercise following Mr. Furness' resignation of employment. To induce Mr. Nalbantyan to accept employment with the Company and to link Mr. Nalbantyan's compensation with the Company's operating results, Mr. Nalbantyan was granted a non-qualified stock option to purchase up to 200,000 shares of the Company's common stock at an exercise price of $2.6875 per share vesting in equal annual increments over four years beginning on the first anniversary of the award date and having a term of ten years. To induce Mr. Nalbantyan to accept employment as the Company's President and Chief Executive Officer, Mr. Nalbantyan was also granted in 1998 an incentive stock option to purchase up to 200,000 shares at an exercise price of $1.25 per share vesting in four equal annual increments beginning on the first anniversary of the award date and having a term of ten years. In awarding stock options, the Compensation Committee considers (i) the contribution to the performance of the Company of eligible employees, sales representatives and other eligible persons, (ii) stock options held by and previously awarded to eligible employees and (iii) stock ownership of eligible employees, in addition to other factors the Compensation Committee may from time to time deem relevant.

    In February, 1998, the Company permitted eligible option holders to exchange all of their stock options having an exercise price at or above $3.49 for a lesser number of replacement stock options at a new exercise price equal to the then current fair market value of a share of common stock. The exchange formula provided for the reduction in the number of outstanding stock options by a percentage equal to the product of 50% multiplied by the percentage differential between the exercise price set forth in the stock option to be cancelled in the exchange and the new exercise price. The exchange program was made available to all current employees in the Company except one executive officer. In considering whether or not to approve the exchange program, the Compensation Committee considered (i) the morale, incentive and retention issues impacted by approving or failing to act with respect to the exchange program, (ii) persons eligible for participation in the program, (iii) the broad-based nature of the program, (iv) the compensation levels of eligible participants in the program,
(v) Company objectives sought to be achieved by the program, (vi) replenishments of options available under the Company's stock option plan without requesting further increases in shares available thereunder and consequent dilution, (vii) recommendations of management, and (viii) other factors.

    One of the factors in the Compensation Committee's consideration of compensation matters is the anticipated tax treatment to the Company and to its executive officers of various components of compensation. However, amendments to and interpretations of the tax laws and other factors beyond the control of the Compensation Committee affect the tax treatment of compensation. For these reasons, the Compensation Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of other components of compensation to the extent reasonably practicable and to the extent consistent with other compensation objectives of the Company.

    The Compensation Committee intends to continually evaluate the Company's compensation policies and procedures with respect to executive officers. Although the Compensation Committee believes that current compensation policies align the financial interests of executive officers with those of the Company's shareholders and with Company performance, it will continue to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                          COMPENSATION COMMITTEE

                                          Rosdon Hendrix
                                          Kenneth F. Davis

STOCK PRICE PERFORMANCE GRAPH

    The graph below compares cumulative total returns (changes in stock price plus reinvested dividends) on a hypothetical investment of $100 in the Common Stock of Isolyser, the S&P 500 Index and the S&P Health Care Sector Index (formerly known as the S&P Health Care Composite Index), for the period commencing October 20, 1994 (the effective date of the Company's initial public offering) and ending December 31, 1998.

                                                      CUMULATIVE TOTAL RETURN
                                  ----------------------------------------------------------------
                                  10/20/94     12/94      12/95      12/96      12/97      12/98
                                  ---------  ---------  ---------  ---------  ---------  ---------
Isolyser Company, Inc...........        100        100        156         78         26         12
S & P 500.......................        100        100        138        169        226        290
S & P Health Care Sector........        100        103        163        197        283        408

                         ADOPTION OF STOCK OPTION PLAN

    In March, 1999, the Board of Directors, subject to the approval of the shareholders, adopted the 1999 Long-Term Incentive Plan (the "1999 Stock Option Plan"). The 1999 Stock Option Plan would be effective as of the date of such approval of the shareholders ("Effective Date").

    Options and other stock awards may be granted under the 1999 Stock Option Plan to employees of the Company and certain subsidiaries and affiliated businesses ("Related Companies"), and directors, consultants and other persons providing key services to the Company. The Company estimates that, as of the date of this Proxy Statement, approximately 1,795 employees (including officers) and the five non-officer directors are eligible to participate in the 1999 Stock Option Plan. The following discussion summarizes the 1999 Stock Option Plan. Such discussion is qualified in its entirety by reference to such Plan, a copy of which is included at Exhibit A to this Proxy Statement.

SHARES RESERVED FOR THE PLAN

    The Company's 1999 Stock Option Plan provides for the grant of options ("Options"), stock appreciation rights ("SARs") and other stock awards ("Stock Awards") (collectively "Awards") to acquire shares of Common Stock up to a maximum ("Plan Maximum") of 1,200,000 shares of Common Stock. In addition, the following provisions are imposed under the 1999 Stock Option Plan: (i) a maximum of 1,200,000 shares issued under Options intended to be Incentive Stock Options ("ISOs") under Section 422 of the Code, (ii) a maximum of 500,000 shares issued under Options and SARs to any one individual during any consecutive twelve month period, (iii) a maximum number of shares under other Awards of 1,200,000 shares, and (iv) a maximum payment under other Awards of $500,000 to any one individual for any performance goals established for any fiscal year (including the fair market value of stock subject to Awards denominated in shares). These maximums are subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or other changes in the outstanding Common Stock ("Corporate Transactions"). Any such adjustment will be made by the Committee (as defined below). The Plan Maximum shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company. Shares subject to Awards that are forfeited or canceled shall again be available for new Awards under the 1999 Stock Option Plan. Shares issued under the 1999 Stock Option Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    The 1999 Stock Option Plan permits the grant of ISOs, non-qualified stock options ("NSOs"), SARs and other Stock Awards. The Compensation Committee will determine the terms and conditions of options granted under the 1999 Stock Option Plan, including the exercise price ("Exercise Price"), which may not be less than the fair market value of the Company's Common Stock on the date of grant, all subject to certain limitations provided under the 1999 Stock Option Plan.

    Awards may be settled through cash payments, the delivery of shares of Common Stock, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.

PURPOSE OF PLAN

    The Company desires to (i) attract and retain persons eligible to participate in the 1999 Stock Option Plan ("Participants"); (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Common Stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the

Company's equity and enhancement of long-term shareholder return. A portion of the options issued pursuant to the 1999 Stock Option Plan may constitute ISOs within the meaning of Section 422 of the Code, or any succeeding provisions. The 1999 Stock Option Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

ADMINISTRATION OF THE PLAN

    The 1999 Stock Option Plan is administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. Subject to the terms of the 1999 Stock Option Plan, in administering the 1999 Stock Option Plan and the Awards granted under the 1999 Stock Option Plan, the Committee will have the authority to (1) determine the directors, officers and employees of the Company and its subsidiaries and the consultants and advisors to whom Awards may be granted and the types of Awards; (2) determine the time or times at which Awards may be granted; (3) determine the option price for shares subject to each Option and establish the terms, conditions, performance criteria, restrictions and other provisions of each Award; (4) determine the extent to which Awards will be structured to conform to Section 162(m) of the Code; (5) establish terms and conditions of Awards to conform to requirements of jurisdictions outside the United States; and (6) interpret the 1999 Stock Option Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 1999 Stock Option Plan.

AMENDMENT OF THE PLAN

    The 1999 Stock Option Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval: (a) increasing the number of shares that may be issued under the 1999 Stock Option Plan (except by certain adjustments provided for under the 1999 Stock Option Plan); or (b) amending the 1999 Stock Option Plan provisions regarding the limitations on the Exercise Price. In addition, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 1999 Stock Option Plan prior to the date such amendment is adopted by the Board. Options may not be granted under the 1999 Stock Option Plan after the date of termination of the 1999 Stock Option Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

ELIGIBILITY FOR PARTICIPATION

    Each person who is serving as an officer, director, or employee of the Company or any of its subsidiaries is eligible to participate in the 1999 Stock Option Plan. See "Director Compensation" above. Furthermore, certain consultants and advisors to the Company may also be eligible to participate in the 1999 Stock Option Plan.

    Nothing contained in the 1999 Stock Option Plan or in any Option agreement may confer upon any person any right to continue as director, officer or employee of the Company or its subsidiaries or as a consultant or advisor, or limit in any way any right of shareholders or of the Board, as applicable, to remove such person.

NEW PLAN BENEFITS

    No Awards have been granted under the 1999 Stock Option Plan. No determination has been made by the Board or the Committee regarding the number of Awards to be granted to any executive officer, executive officers as a group, non-executive directors or non-executive employees. During 1998, the following options were granted pursuant to the Company's existing stock option plans:

Current Executive Officers.......................................    996,443
Non-Employee Directors...........................................    155,000
Non-Executive Employees..........................................  1,074,974

    The foregoing does not include 600,000 options granted to Mr. Furness in connection with his initial employment with the Company as President and Chief Executive Officer as such options have since expired.

OPTION EXERCISE PRICE AND VESTING

    The Exercise Price per share for the shares subject to NSOs shall be at whatever price is approved by the Committee, but not less than the greater of the fair market value or par value per share of the Common Stock on the Pricing Date (as defined below). The Exercise Price per share for the shares subject to ISOs shall be not less than the fair market value per share of Common Stock on the Pricing Date, except that in the case of an ISO to be granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, the Exercise Price per share shall be not less than 110% of the fair market value per share of Common Stock on the Pricing Date. The "fair market value" shall generally be the closing sale price of the Common Stock on the date in question. The "Pricing Date" is the date on which the Option or SAR is granted, except that the Committee may provide that the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event. The Committee determines the vesting provisions for each Option.

ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES; CHANGE OF CONTROL

    In the event of a Corporate Transaction, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the 1999 Stock Option Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

    In the event of a Change of Control (as defined generally to include the acquisition by an individual entity or group of more than 15% of the outstanding Common Stock of the Company, a merger or consolidation of the Company or a sale by the Company of all or substantially all of the Company's assets), any Award granted under the 1999 Stock Option Plan shall become exercisable except to the extent (a) the Award otherwise provides or (b) the exercisability of such Award will result in an "excess parachute payment" within the meaning of the Code.

DURATION AND TERMINATION OF 1999 STOCK OPTION PLAN AND OPTIONS

    The 1999 Stock Option Plan shall be unlimited in duration and, in the event of 1999 Stock Option Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISOs may be granted under the 1999 Stock Option Plan on a date that is more than ten years from the date the 1999 Stock Option Plan is approved by shareholders.

    Each Option expires on the Expiration Date specified by the Committee. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of: (a) the ten-year anniversary of the date on which the Option is granted; (b) if the Participant's date of termination occurs for reasons other than retirement or early retirement, the one year anniversary of such date of termination; or (c) if the Participant's date of termination occurs by reason of retirement or early retirement, the three year anniversary of such date of termination.

MEANS OF EXERCISE OF OPTIONS

    An Option or an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. The payment of the Exercise Price of an Option granted under the 1999 Stock Option Plan shall be subject to the following:

    (a) The full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

    (b) The Exercise Price shall be payable in cash or by tendering shares of Common Stock (by either actual delivery of shares or by attestation, with such shares valued at fair market value as of the day of exercise), or in any combination thereof, as determined by the Committee.

    (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or the Company may choose to retain sufficient shares from the Option Exercise in satisfaction of the Exercise Price and tax withholding.

NON-TRANSFERABILITY OF OPTIONS

    Except as provided by the Committee, no Option is transferable except by will or by the laws of descent and distribution. Shares subject to Options granted under the 1999 Stock Option Plan that have lapsed or terminated may again be subject to Options granted under the 1999 Stock Option Plan.

RESTRICTIONS ON STOCK AWARDS

    Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures designated by the Committee. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify.

TAX TREATMENT

    The following discussion addresses certain anticipated federal income tax consequences to recipients of Awards made under the 1999 Stock Option Plan. It is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    A company, such as the Company, for which an individual is performing services will generally be allowed to deduct amounts that are includable in the income of such person as compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for the services rendered. This general rule will apply to the deductibility of a Participant's compensation income resulting from participation in the 1999 Stock Option Plan. The timing and amount of deductions available to the Company as a result of the 1999 Stock Option Plan will, therefore, depend upon the timing and amount of compensation income recognized by a Participant as a result of participation in the 1999 Stock Option Plan. The following discusses the timing and amount of compensation income which will be recognized by Participants and the accompanying deduction which will be available to the Company.

    ISOS. A Participant to whom an ISO which qualifies under Section 422 of the Code is granted generally will not recognize compensation income (and the Company will not be entitled to a deduction) upon the grant or the exercise of the Option. To obtain nonrecognition treatment on exercise of an ISO, however, the Participant must be an employee of the Company or a subsidiary continuously from the date of grant of the option until three months prior to the exercise of the Option. (If termination of employment is due to disability of the Participant, ISO treatment will be available if the option is exercised within one year of termination). If an Option originally designated as an ISO is exercised after those periods, the option will be treated as an NSO for income tax purposes and compensation income will be recognized by the Participant (and a deduction will be available to the Company) in accordance with the rules discussed below concerning NSOs.

    The Code provides that ISO treatment will not be available to the extent that the fair market value of shares subject to ISOs (determined as of the date of grant of the ISOs) which become exercisable for the first time during any year exceed $100,000. If the $100,000 limitation is exceeded, the Options in excess of the limitation are treated as NSOs when exercised.

    While a Participant may not recognize compensation income upon exercise of an ISO, the excess of the fair market value of the shares of Common Stock received over the exercise price for the option can affect the optionee's alternative minimum tax liability under applicable provisions of the Code. The increase, if any, in an optionee's alternative minimum tax liability resulting from exercise of an ISO will not, however, create a deductible compensation expense for the Company.

    When a Participant sells shares of Common Stock received upon exercise of an ISO more than one year after the exercise of the Option and more than two years after the grant of the Option, the Participant will normally not recognize any compensation income, but will instead recognize capital gain or loss from the sale in an amount equal to the difference between the sales price for the shares of Common Stock and the option exercise price. If, however, a Participant sells the shares of Common Stock within one year after exercising the ISO or within two years after the grant of the ISO (an "Early Disposition"), the Participant will recognize compensation income (and the Company will be entitled to a deduction) in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise of the Option over the option exercise price, and (ii) the excess, if any, of the sale price for the shares over the option exercise price. Any other gain or loss on such sales (in addition to the compensation income mentioned previously) will normally be capital gain or loss.

    If a Participant exercises an ISO by using shares of Common Stock ("Tendered Shares") previously acquired by him under another ISO and held by the Participant for less than one year after the date of exercise or two years after the grant of the prior ISO, the surrender of the Tendered Shares will be an Early

Disposition. As a result the Participant will recognize ordinary income in an amount equal to the difference between the exercise price at which the Tendered Shares were acquired and the fair market value of the Tendered Shares, either at the time the prior ISO was exercised or at the time of the surrender of the Tendered Shares, whichever is less. A number of the shares of Common Stock acquired by exercise of the ISO equal to the number of Tendered Shares will have a basis equal to the basis of the Tendered Shares, increased, if applicable, by the amount of ordinary income recognized as a result of the disposition of the Tendered Shares. Such shares of Common Stock will have a carryover capital gain holding period. The basis of the number of shares of Common Stock received in excess of the number of Tendered Shares ("Excess Shares") will be zero and their capital gain holding period will begin on the date the ISO was exercised.

    NSOS. A Participant to whom an NSO is granted will not normally recognize income at the time of grant of the Option. When a Participant exercises an NSO, the Participant will generally recognize compensation income (and the Company will be entitled to a deduction) in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock when acquired over the option exercise price. The amount of gain or loss recognized by a Participant from a subsequent sale of shares of Common Stock acquired from the exercise of an NSO will be equal to the difference between the sales price for the shares of Common Stock and the sum of the exercise price of the Option plus the amount of compensation income recognized by the Participant upon exercise of the Option.

    A Participant who exercises a NSO by using Tendered Shares (i) will not recognize income as a result of the exercise of the NSO with respect to the number of shares of Common Stock which equal the number of Tendered Shares and
(ii) will receive a carryover of the basis and holding period of the Tendered Shares for such number of shares of Common Stock. Receipt of Excess Shares will cause the Participant to recognize ordinary income (and entitle the Company to a deduction) in an amount equal to the fair market value of the Excess Shares on the date the NSO was exercised. The Participant's basis for such number of Excess Shares will equal the amount of ordinary income recognized as a result of the exercise of the NSO and the capital gain holding period for the Excess Shares will begin on the date the NSO was exercised.

    SARS. The recipient of an SAR generally will not recognize any compensation income upon grant of the SAR. At the time of exercise of an SAR, however, the recipient should recognize compensation income in an amount equal to the amount of cash, or the fair market value of the shares, received.

    RESTRICTED STOCK AWARDS. If stock received pursuant to a Stock Award made through the 1999 Stock Option Plan is subject to a restriction on continued ownership which is dependent upon the recipient continuing to perform services for the Company or its affiliated companies (a "risk of forfeiture"), the Participant should not recognize compensation income upon receipt of the shares of Common Stock unless he/she makes a so-called "83(b) election" as discussed below. Instead, the Participant will recognize compensation income (and the Company will be entitled to a deduction) when the shares of Common Stock are no longer subject to a risk of forfeiture, in an amount equal to the fair market value of the stock at that time. Absent a Participant making an 83(b) election, dividends paid with respect to shares of Common Stock which are subject to a risk of forfeiture will be treated as compensation income for the Participant (and a compensation deduction will be available to the Company for the dividend) until the shares of Common Stock are no longer subject to a risk of forfeiture.

    Different tax rules will apply to a Participant who receives shares of Common Stock subject to a risk of forfeiture if the Participant files an election pursuant to Section 83(b) of the Code (an "83(b) election"). If, within 30 days of receipt of the shares of Common Stock, a Participant files an 83(b) election with the Internal Revenue Service and the Company, then, notwithstanding that the shares of Common Stock are subject to a risk of forfeiture, the Participant will recognize compensation income upon receipt of the shares of Common Stock (and the Company will be entitled to a deduction) in an amount equal to the fair market value of the stock at the time of the award. If the 83(b) election is made, any dividends paid with respect to the shares of Common Stock will not result in compensation income for the Participant (and will not entitle the Company to a deduction). Rather, the dividends paid will be treated as any other dividends paid with respect to Common Stock, as noncompensatory ordinary income.

TAX WITHHOLDING

    Whenever the Company proposes, or is required, to distribute shares under the 1999 Stock Option Plan, the Company may require the recipient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

UNFUNDED STATUS OF THE 1999 STOCK OPTION PLAN

    The 1999 Stock Option Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained in the 1999 Stock Option Plan shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1999 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                        ADOPTION OF STOCK PURCHASE PLAN

    In March, 1999, the Board adopted, subject to shareholder approval, the Isolyser Company, Inc. Employee Stock Purchase Plan (the "1999 Stock Purchase Plan"). If approved by shareholders, the 1999 Stock Purchase Plan will provide eligible employees (defined below) with an opportunity to purchase the Company's Common Stock through payroll deductions. The 1999 Stock Purchase Plan is intended to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and participating subsidiaries. The following discussion contains a summary of certain material features of the 1999 Stock Purchase Plan. Such discussion is qualified in its entirety by reference to such Plan, a copy of which is included at Exhibit B to this Proxy Statement.

SHARES RESERVED FOR THE PLAN

    The aggregate number of shares of Common Stock which may be purchased under the 1999 Stock Purchase Plan shall not exceed 700,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock. Shares issued under the 1999 Stock Purchase Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.

ADMINISTRATION

    The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). All determinations by the Committee are final and conclusive.

ELIGIBILITY

    All employees (including officers of the Company) who have been continuously employed for three months or more by the Company or its designated majority-owned subsidiaries (during which such employee's amortized hours of employment were 1,000 or more) as of the commencement of any offering period under the 1999 Stock Purchase Plan are eligible to participate in the 1999 Stock Purchase Plan. The employee must enroll in the Plan prior to the commencement of any such offering periods by authorizing payroll deductions of any percentage from one percent (1%) to ten percent (10%) of such participant's compensation (as defined to include, without limitation, overtime, commissions and bonuses) to be applied toward the purchase of the Company's Common Stock, which my not be increased or decreased during any offering period unless otherwise allowed by the Committee. No employee shall be eligible to enroll under the 1999 Stock Purchase Plan who, at the time of enrollment, owns stock possessing 5% or more of the total combined voting power of the Company. The Company estimates that approximately 679 employees are eligible to participate in the 1999 Stock Purchase Plan. Mr. Honeycutt is not eligible to participate in the Stock Purchase Plan due to his greater than 5% ownership of Common Stock. All other executive officers and eligible employees of the Company are entitled to participate in the 1999 Stock Purchase Plan.

PURCHASE TERMS

    An employee electing to participate in the 1999 Stock Purchase Plan must authorize a percentage (not less than 1% nor more than 10%) of the employee's compensation to be deducted by the Company from the employee's pay during each pay period included within the offering periods (the "Offering Periods"). Unless otherwise determined by the Committee, the Offering Periods commence on January 1 of each year and terminate on December 31 of such year (except that the first Offering Period is expected to be for a period from July 1, 1999 to December 31,
1999). On the first business day of each of the Offering Periods, the Company will grant to each participant an option to purchase shares of Common Stock of the Company. On the last day of each of the Offering Periods, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions. In no event, however, may the employee purchase either (i) Common Stock having a fair market value (measured at the commencement of the Offering) in excess of $25,000 in any calendar year or (ii) more than 50,000 shares of Common Stock in any Offering Period. The option price under the 1999 Stock Purchase Plan is equal to 85% of the fair market value of the Common Stock on either the first business day or last business day of the applicable Offering Period, whichever is lower. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the 1999 Stock Purchase Plan.

    A participant may voluntarily withdraw from the 1999 Stock Purchase Plan at any time by giving at least 30 days notice to the Company prior to the end of the Offering Period and shall receive on withdrawal the cash balance (without interest) then held in the participant's account. Upon termination of employment for any reason, including resignation, discharge, disability or retirement, or upon the death of a participant, the balance of the participant's account (without interest) shall be paid to the participant or his or her designated beneficiary. However, in the event the participant's death, the participant's beneficiary may elect to exercise the participant's option to purchase such number of full shares which such participant's accumulated payroll deductions will purchase at the applicable purchase price.

AMENDMENT OR TERMINATION

    The Board of Directors may at any time amend, suspend or discontinue the 1999 Stock Purchase Plan provided no such suspension or discontinuance may adversely affect any outstanding options. The 1999 Stock Purchase Plan provides that, without shareholder approval, no amendment may increase materially the maximum number of shares issuable under the 1999 Stock Purchase Plan (except for adjustments as result of corporate changes affecting the Company's Common Stock specifically authorized in the Stock Purchase Plan). The Stock Purchase Plan will terminate by its own terms on December 31, 2008.

MISCELLANEOUS

    The proceeds received by the Company from the sale of Common Stock pursuant to the 1999 Stock Purchase Plan will be used for general corporate purposes. The Company is not obligated to hold the accrued payroll deductions in a segregated account. The 1999 Stock Purchase Plan will be effective as of the latter to occur of (a) July 1, 1999 or (b) the date on which each of the following shall have occurred:

(i) the 1999 Stock Purchase Plan shall have been approved by the shareholders of the Company and (ii) a registration statement for the 1999 Stock Purchase Plan shall have become effective under the Securities Act of 1933, as amended.

NEW PLAN BENEFITS

    It is not possible to determine how many eligible employees will participate in the 1999 Stock Purchase Plan in the future. Therefore, it is not possible to determine the dollar value or number of shares of Common Stock that will be distributed under the 1999 Stock Purchase Plan.

TAX TREATMENT

    The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the 1999 Stock Purchase Plan. It is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    The 1999 Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in an offering under the 1999 Stock Purchase Plan will not realize income at the time the offering commences or when the shares purchased under the 1999 Stock Purchase Plan are transferred to him or her. If an employee disposes of such shares after two years from the date the offering of such shares is deemed to have been made for federal income tax purposes (the "Grant Date") or after one year from the date of the transfer of such shares to him or her or if the employee holds such shares until his or her death, the employee will be required to include in income, as compensation for the year in which such disposition or death occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition or death over the amount paid for the shares under the option or
(ii) the excess of the fair market value of such shares as of the Grant Date over the option price. The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation. In such event, the Company (or the subsidiary by which the employee is employed) will not be entitled to any deduction from income.

    If any employee disposes of the shares purchased under the 1999 Stock Purchase Plan within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date the option to purchase such shares was exercised over the price paid for the shares by the empoyee. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, the Company (or the subsidiary by which the employee is employed) will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

    The approval of the adoption of the 1999 Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies, and entitled to vote, at the Meeting. A copy of the 1999 Stock Purchase Plan, as proposed for adoption, is attached to this Proxy Statement as Exhibit B.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1999 STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP, the Company's independent auditors since 1987, have been appointed by the Board of Directors as the Company's independent auditors for 1998. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, to be available to answer appropriate questions and to make a statement if desired.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING
                                OF SHAREHOLDERS

    Shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders of Isolyser must be received at Isolyser's executive offices at 4320 International Boulevard, Norcross, Georgia 30093, addressed to the attention of the Secretary, by December 22, 1999, in order to be included in the proxy statement and form of proxy relating to such meeting. Appropriate proposals of shareholders intended to be presented at the Company's 2000 annual meeting without inclusion in the Company's proxy statement must be received by the Company, at the above address and attention, by March 28, 2000 in order to be considered timely. If such shareholder proposals are not timely received, proxyholders will have discretionary voting authority with regard to any such shareholder proposals which may come before the 2000 Annual Meeting. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this Proxy Statement relates, Isolyser shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

                                 ANNUAL REPORT

    Isolyser's 1998 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of Isolyser and the report thereon of Deloitte & Touche LLP, independent public accountants.

                                          By Order of the Board of Directors

                                          /s/ Travis W. Honeycutt

                                          April 20, 1999

                                                                       EXHIBIT A

                             ISOLYSER COMPANY, INC.
                         1999 LONG-TERM INCENTIVE PLAN

                                   SECTION 1
                                    GENERAL

    1.1 PURPOSE. The Isolyser Company, Inc. 1999 Long-Term Incentive Plan (the "Plan") has been established by Isolyser Company, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholder through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

    1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

    1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2
                                OPTIONS AND SARS

    2.1  DEFINITIONS OF OPTIONS AND SARS.

       (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

       (b) To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

       (c) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.6), value equal to all or a portion of the excess of:
           (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

    2.2 EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award; provided, however, that if the Option or SAR is granted in connection with the recipient's hiring, promotion or similar events, the Option Exercise Price may not be less than the market value of the Stock on the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than ninety days after the date of such hiring, promotion or other event.

    2.3 EXERCISE. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

    2.4 PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

       (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

       (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

       (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or the Company may choose to retain such shares in satisfaction of the Exercise Price and any tax withholding.

    2.5 EXPIRATION DATE. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless otherwise established by Committees at the time of grant, the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

       (a) the ten-year anniversary of the date on which the Option is granted;

       (b) if the Participant's Date of Termination occurs by reason of death or disability, the one-year anniversary of such Date of Termination;

       (c) if the Participant's Date of Termination occurs by reason of Retirement or Early Retirement, the three-year anniversary of such Date of Termination; or

       (d) if the Participant's Date of Termination occurs for reasons other than Retirement, Early Retirement, death or disability, the one year anniversary of such Date of Termination.

    2.6 SETTLEMENT OF AWARD. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                   SECTION 3
                               OTHER STOCK AWARDS

    3.1 DEFINITION. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

    3.2 RESTRICTIONS ON STOCK AWARDS. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

                                   SECTION 4
                          OPERATION AND ADMINISTRATION

    4.1 EFFECTIVE DATE. The Plan is subject to the approval of the shareholders of the Company at the Company's next annual meeting of its shareholders; therefore the Plan shall be effective as of the date such approval is obtained (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is approved by shareholders.

    4.2  SHARES SUBJECT TO PLAN.

    (a) (i) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,200,000.

       (ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

       (iii) If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

       (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

    (b) Subject to paragraphs 4.2(a) and 4.2(c), the following additional maximums are imposed under the Plan.

       (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 1,200,000 shares.

       (ii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall be 1,200,000 shares.

       (iii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares during any consecutive 12 month period.

        (iv) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $500,000 for any single or combined performance goals established for any fiscal year. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.

    (c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

    4.3 LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

    (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

    4.4 TAX WITHHOLDING. Whenever the Company proposes, or is required, to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

    4.5 PAYMENT IN SHARES. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

    4.6 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

    4.7 PAYMENTS. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

    4.8 TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

    4.9 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

    4.10 AGREEMENT WITH COMPANY. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

    4.11  LIMITATION OF IMPLIED RIGHTS.

       (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

       (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

    4.12 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    4.13 ACTION BY COMPANY OR RELATED COMPANY. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

    4.14 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

    4.15 CHANGE OF CONTROL. In the event of a Change of Control, any Award granted under the Plan shall become exercisable except to the extent (i) the Award otherwise provides or (ii) the exercisability of any such Award will result in an "excess parachute payment" within the meaning of Section 280G of the Code, as determined by the Committee based on information available to it at said time.

    4.16 LIABILITY FOR CASH PAYMENT. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

    4.17 GOVERNING LAW. This Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Georgia, excluding its conflict of law provisions.

                                   SECTION 5
                                   COMMITTEE

    5.1 ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

    5.2 SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of two or more members of the Board and may consist of the entire Board.

    5.3 POWERS OF COMMITTEE. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

       (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

       (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

       (c) The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

       (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

       (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

       (f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

    5.4 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

    5.5 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6
                           AMENDMENT AND TERMINATION

    6.1 BOARD OF DIRECTORS. The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that the Board may not amend the provisions of Section 2.2 hereof to reduce the minimum Exercise Price, nor may the Board increase the number of shares reserved under the Plan, unless it obtains shareholder approval. Subject to the foregoing, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

    6.2 COMMITTEE. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to subsection 4.2 (relating to certain adjustments to shares) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Committee.

                                   SECTION 7
                                 DEFINED TERMS

    7.1 For purposes of the Plan, the terms listed below shall be defined as follows:

       (a) AWARD. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

       (b) BOARD. The term "Board" shall mean the Board of Directors of the Company.

       (c) CHANGE OF CONTROL. The term "Change of Control" shall mean:

          (i) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company shareholders, was approved by a vote of at least a majority of the directors than comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of such directorship shall occur as a result of either an actual or threatened election contest (as such terms are used in Section 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies by or on behalf of any individual, entity or group other than the Board;

          (ii) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (as defined in that certain Shareholder Protection Rights Agreement dated as of December 20, 1996 between the Company and SunTrust Bank, as such agreement may be modified or amended from time to time) of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors unless the Incumbent Board determines that such transaction shall not constitute a "change of control" hereunder;

          (iii) If there occurs any merger or consolidation of the Company with or into any other corporation or entity (other than a wholly-owned subsidiary of the Company) unless the Incumbent Board determines that such transaction shall not constitute a change of control hereunder; or

          (iv) There occurs a sale or disposition by the Company of all or substantially all of the Company's assets.

       (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

       (e) DATE OF TERMINATION.The term "Date of Termination" shall mean the date on which a Participant is no longer actively employed by the Company or any Related Company unless such date occurs by reason of a leave of absence approved the Committee in which event the "Date of Termination" shall occur upon expiration of such approved leave of absence without the prior return of such Participant to such active employment status.

       (f) EARLY RETIREMENT. The term "Early Retirement" shall mean retirement, with the express written consent of the Company, approved by the Committee, of a participant from active employment with the Company and any Related Company.

       (g) ELIGIBLE PERSON. The term "Eligible Person" shall mean any employee of the Company or a Related Company, any director of the Company, and any consultant or other person providing key services to the Company or a Related Company.

       (h) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

          (i) If the Stock is at the time listed or admitted to trading on any stock exchange (including the NASDAQ National Stock Market), then the "Fair Market Value" shall be the closing sale price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the

              Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

          (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

          (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

       (i) PERMANENT DISABILITY. The term "Permanent Disability" means the physical or mental condition of a Participant which renders a Participant incapable of continuing his customary employment with the Company. The Permanent Disability of a Participant will be determined by the Committee. In any event, Permanent Disability status shall be determined in accordance with the requirements of Section 22(e)(3) of the Code.

       (j) RELATED COMPANY. The term "Related Company" means any subsidiary of the Company, and any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

       (k) RETIREMENT. The term "Retirement" shall mean retirement from active employment with the Company and any Related Company on or after age 65.

       (l) STOCK. The term "Stock" shall mean shares of common stock of the Company.

                                   SECTION 8
                          UNFUNDED STATUS OF THE PLAN

    8.1 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                                                                       EXHIBIT B

                             ISOLYSER COMPANY, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE.

    Isolyser Company, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is being established for the benefit of employees of Isolyser Company, Inc., a Georgia corporation (the "Company"), its wholly owned subsidiaries and any subsequently designated subsidiaries of the Company. The Plan is intended to provide the employees of the Employer with an opportunity to purchase common shares, $0.001 par value, of the Company (the "Shares"), through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

2.  DEFINITIONS.

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of shares, repurchase of Shares, change in corporate structure or otherwise.

    (c) "Change in Control" of the Company shall have the meaning given in
Section 16(b) hereof.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (e) "Committee" shall mean the Compensation Committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

    (f) "Company" shall mean Isolyser Company, Inc., a corporation organized under the laws of the State of Georgia, or any successor corporation.

    (g) "Compensation" shall mean the fixed salary, wages, commissions, overtime pay and bonuses paid by an Employer to an Employee as reported by the Employer to the United States government for Federal income tax purposes, including an Employee's portion of compensation deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code and/or any non-qualified compensation deferral, but excluding any foreign service allowance, severance pay, expenses or any benefit paid by a third-party payer under any employee plan maintained by the Employer.

    (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee's Employer, if such leave is for a continuous period of not more than one year or reemployment upon the expiration of such leave is guaranteed by contract or statute.

    (i) "Designated Subsidiaries" shall mean the Subsidiaries of the Company which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations which become Subsidiaries of the Company after the adoption of the Plan.

    (j) "Effective Date" shall have the meaning set forth in Section 22 hereof.

    (k) "Employee" shall mean any person, including an officer, who as of an Grant Date is regularly employed by the Company or a Designated Subsidiary of the Company and who has completed Three Months of Service.

    (l) "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company or a Designated Subsidiary of the Company.

    (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (n) "Exercise Date" shall mean the last business day of each Offering Period, except as the Committee may otherwise provide. For purposes of the Plan, the term "business day" means a day on which there is permitted trading of the Shares on The Nasdaq National Market or on a national securities exchange, whichever is applicable; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Georgia.

    (o) "Fair Market Value" per Share as of a particular date shall mean:

        (i) the closing sales price, regular way for the Shares on any national securities exchange on which the Shares are actively traded on such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

        (ii) if there is no price as specified in (i), the mean of the last reported bid-and-asked quotations regular way, for the Shares on such exchange on such date (or if there was no such quotations on such date, the next preceding date); or

       (iii) if there also is no price as specified in (ii), the closing sales price, regular way, or in the absence thereof the mean of the last reported bid-and-asked quotations, for the Shares on the other exchange on which the Shares are permitted to trade having the greatest volume of trading in the Shares during the 30-day period preceding such date, on such date (or if there were no such quotations on such date, the next preceding date); or

        (iv) if there also is no price as specified in (iii), the final reported sales price, or if not reported in the following manner, the highest bid quotation, in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

        (v) if there also is no price as specified in (iv), the price determined by the Committee by reference to the bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current fair market value; or

        (vi) if there also is no price as specified in (v), the price determined by the Committee for the date in question.

    (p) "Grant Date" shall mean the first day of an Offering Period if, as is the case with this Plan, there is a limit on the number of shares which may be purchased by a Participant during any Offering Period.

    (q) "Offering Period" shall mean each twelve (12) month period commencing on January 1 and ending December 31 during the Term of the Plan, except that the Committee shall have the power to change the duration of Offering Periods; however, no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its Grant Date. Notwithstanding the foregoing, the first Offering Period following the adoption of the Plan shall begin on the Effective Date and end on December 31, 1999.

    (r) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

    (s) "Participant" shall mean an Employee who participates in the Plan.

    (t) "Plan" shall mean this Isolyser Company, Inc. 1999 Employee Stock Purchase Plan, as amended from time to time.

    (u) "Plan Year" shall mean the calendar year, except that the Committee shall have the power to change the Plan Year.

    (v) "Shares" shall mean common shares, $0.001 par value, of the Company.

    (w) "Subsidiary" shall mean any corporation (other than the Company) or other business organization in an unbroken chain of corporations or business organizations beginning with the Company, if, at the time of granting an option, each of the corporations or other business organizations other than the last corporation or such other business organization in the unbroken chain owns shares or other voting securities possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or other voting securities in one of the other corporations or such business organizations in such chain.

    (x) "Three Months of Service" shall mean each successive period of three consecutive months (from an Employee's original employment date) during which the Employee's annualized hours of employment are 1,000 hours or more.

3.  ELIGIBILITY.

    (a) Subject to the requirements of Sections 4(b) and 20(d) hereof, any person who is an Employee as of a Grant Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Grant Date.

    (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time, or (iii) which permits such Employee's right to purchase shares under this Plan to accrue at a rate which exceeds fifty-thousand (50,000) shares of stock to be purchased in any one Offering Period. The purpose of the limitation in (i) and (ii) of the preceding sentence is to comply with
Section 423(b)(8) of the Code. If the Employee's accumulated payroll deductions on the last day of the Offering Period would otherwise enable the Employee to purchase Shares in excess of these Section 3(b) limitations, then the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Shares actually purchased shall be credited towards the next Offering Period. In the event the Employee elects to discontinue participation in the Plan, such amount shall be promptly refunded to the Employee by the Company, without interest.

4.  GRANT OF OPTION; PARTICIPATION; PRICE.

    (a) On each Grant Date the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Section 3(b) and Article 10 hereof.

    (b) Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, by filing an agreement with his or her Employer authorizing payroll deductions in accordance with

Article 5 hereof. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Such authorization to make payroll deductions must be received by the Company at least twenty (20) days before the next succeeding Grant Date.

    (c) The option price per Share subject to an offering shall be the lesser of
(i) 85% of the Fair Market Value of the Shares on the Grant Date of reference or
(ii) 85% of the Fair Market Value of the Shares on the Exercise Date of reference; and, provided further that the option price per Share shall never be less than the par value per Share.

5.  PAYROLL DEDUCTIONS.

    Subject to Section 4(b) hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any percentage from one percent to ten percent of such Participant's Compensation each pay period (the permissible range and any other limitation applicable to Participants as a whole within such percentages to be determined by the Committee from time to time). A Participant may not increase or decrease such payroll deduction (provided that a Participant may withdraw from the Plan under Section 8) during each Offering Period (unless otherwise allowed by the Committee in its sole discretion). All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan.

6.  EXERCISE OF OPTION.

    (a) Unless a Participant withdraws from the Plan as provided in Article 8 hereof, or unless the Committee otherwise provides, such Participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares (excluding any fractional Share, for which purposes the purchase amount shall be rounded to the next lower whole number of Shares) subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions.

    (b) Any cash balance remaining in a Participant's account after the termination of an Offering Period will be carried forward to the Participant's account for the purchase of Shares during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise the Participant will receive a cash payment equal to the cash balance of his or her account.

    (c) The Shares purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan within ten (10) business days after the Exercise Date and shall be deemed to be transferred to the Participant as of such crediting date. Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to credited Shares.

7.  DELIVERY OF SHARES.

    (a) As promptly as practicable after receipt by the Company of a written request for withdrawal of Shares from any Participant's account (or, in the discretion of the Committee, at any time after the termination of employment of any Participant), the Company shall arrange the delivery to such Participant of a share certificate representing the whole Shares credited to the Participant's account which the Participant requests to withdraw. Subject to Section 7(b) hereof, withdrawals may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

    (b) Notwithstanding anything in Section 7(a) hereof to the contrary, Shares may be withdrawn by a Participant more than once during an Offering Period under the following circumstances: (i) within sixty

(60) days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion.

8.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

    (a) A Participant may withdraw at any time all, but not less than all, cash amounts in his or her account under the Plan that have not been used to purchase Shares by giving written notice to the Company at least thirty (30) days prior to the next occurring Exercise Date or otherwise as may be approved by the Committee in its sole discretion. All such payroll deductions credited to such Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period.

    (b) Upon termination of a Participant's Continuous Status as an Employee during an Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to such Participant's account that have not been used to purchase Shares shall be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Article 12 hereof, and such Participant's option will be automatically terminated. Notwithstanding the foregoing, upon the termination of a Participant's employment because of the Participant's death, the Participant's beneficiary (designated by the Participant in accordance with Article 12 hereof) shall have the right to elect, by written notice given to the Company prior to the earlier of thirty (30) days prior to the next occurring Exercise Date (or otherwise as may be determined by the Committee in its sole discretion) under the Plan or the sixtieth (60th) day after the Participant's death, to exercise the Participant's option for the purchase of Shares on such Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be paid to such beneficiary. If no such written notice of election is duly received by the Company, the first sentence of this Section 8(b) shall control.

    (c) A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

9.  INTEREST.

    No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

10. SHARES.

    (a) The maximum number of Shares which shall be reserved for sale under the Plan shall be Seven Hundred Thousand (700,000) Shares, which number shall be subject to adjustment upon Changes in Capitalization of the Company as provided in Article 16 hereof. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 4 hereof on an Grant Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

    (b) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

    (c) Until Shares shall have been credited to a Participant's account in accordance with Section 6(c) hereof, the Participant shall not have any rights or privileges of a shareholder with respect to any Shares purchasable hereunder.

11. ADMINISTRATION.

    The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision evidenced by the unanimous written consent of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

12. DESIGNATION OF BENEFICIARY.

    (a) A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such Participant's account under the Plan in the event of the Participant's death.

    (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13. TRANSFERABILITY.

    Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Article 12 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8 hereof.

14. USE OF FUNDS.

    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

15. REPORTS.

    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, dividends, dividend reinvestments and additional cash payments, the per Share purchase price, the number of shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

16. EFFECT OF CERTAIN CHANGES.

    (a) In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, the Offering Period shall terminate unless otherwise provided by the Committee. For purposes of the preceding sentence, (i) the Committee may establish the date of the event constituting the Change of Control and such date shall be the Exercise Date for such Offering Period, or (ii) the Committee may terminate the Plan in which case all Shares and cash amounts in a Participant's account shall be refunded as elsewhere provided herein.

    (b) "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, (iii) the Company shall sell at least 75% of its assets by value in a single transaction or in a series of transactions to another corporation which is not a wholly owned subsidiary of the Company, or
(iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1) (as in effect on the date hereof) pursuant to the Exchange Act.

17. TERM OF PLAN.

    Subject to the Board's right to discontinue the Plan (and thereby end its Term) pursuant to Article 18 hereof, the Term of the Plan (and its last Offering Period) shall end on December 31, 2008. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants' accounts under the Plan shall be delivered to the respective Participant (or the Participant's legal representative) as soon as practicable.

18. AMENDMENT TO AND DISCONTINUANCE OF PLAN.

    (a) Subject to Section 18(b) hereof, the Board may at any time amend, suspend or discontinue the Plan. Except as provided in Article 16 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.

    (b) Subject to Section 18(a), the Board may amend, modify, suspend or terminate the Plan at any time. Subject to changes in law or other legal requirements, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding or the vote of the shareholders of the Company as provided in Section 20(c) hereof, to increase materially the aggregate number of shares of common stock that may be issued under the Plan (except for adjustments pursuant to Section 16 of the Plan).

19. NOTICES.

    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW; SECTION 16 COMPLIANCE

    (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Georgia without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

    (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

    (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. This Plan shall be subject to approval by shareholders of the Company owning a majority of the issued outstanding shares of common stock present or represented and entitled to vote at a meeting duly held in accordance with applicable law.

    (d) Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

    (e) Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any Subsidiary, or any officer, director, or employee thereof, except as expressly provided by the Plan.

21. WITHHOLDING OF TAXES.

    By electing to participate in the Plan, each Employee acknowledges that the Company and its participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Employee's Compensation and accumulated for the benefit of the Employee under the Plan, and each Employee agrees that the Company and its participating Subsidiaries may deduct additional amounts from the Employee's Compensation, when amounts are added to the Employee's Account, used to purchase common stock or refunded, in order to satisfy such withholding obligations. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Grant Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Participant's Employer any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold. The Participant's Employer may also satisfy any applicable withholding amounts by deducting the necessary amounts of withholding from the Participant's wages and, in the Committee's sole discretion, any other amounts owed to or held for the account of the Participant.

22. EFFECTIVE DATE.

    The Plan shall be effective (the "Effective Date") as of the latter to occur of (a) July 1, 1999 or (b) the date on which each of the following shall have occurred: (i) this Plan shall have been approved by the shareholders as set forth in Section 20(c) hereof and (ii) a registration statement for the Plan shall have become effective under the Securities Act of 1933, as amended.

                              PROXY SOLICITED FOR
                       ANNUAL MEETING OF SHAREHOLDERS OF
                             ISOLYSER COMPANY, INC.
                            TO BE HELD MAY 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Gene R. McGrevin, Migirdic Nalbantyan and Travis W. Honeycutt, and each of them, with full power of substitution, proxies to represent and vote, as indicated below, all of the shares of Common Stock of Isolyser Company, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 27, 1999, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS

    FOR the election as directors of all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /

 Gene R. McGrevin, Migirdic Nalbantyan, Travis W. Honeycutt, Dan R. Lee, Rosdon
                           Hendrix, Kenneth F. Davis,
                      John E. McKinley, Ronald L. Smorada

    WITHHOLD AUTHORITY to vote for all nominees listed below / /

 Gene R. McGrevin, Migirdic Nalbantyan, Travis W. Honeycutt, Dan R. Lee, Rosdon
                           Hendrix, Kenneth F. Davis,
                      John E. McKinley, Ronald L. Smorada

    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE LISTED
                    NOMINEES, PLEASE STRIKE THROUGH THAT INDIVIDUAL'S NAME)

2. PROPOSAL TO ADOPT THE 1999 LONG-TERM INCENTIVE PLAN RESERVING 1,200,000 SHARES FOR THE AWARD OF STOCK OPTIONS AND OTHER STOCK AWARDS:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO ADOPT THE 1999 EMPLOYEE STOCK PURCHASE PLAN RESERVING 700,000 SHARES FOR PURCHASE BY EMPLOYEES:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS TWO AND THREE.
                                             Dated _______________________, 1999
                                             ___________________________________
                                             ___________________________________
                                                  Signature of Shareholder

                                             Please sign exactly as your name or
                                             names appear hereon. Where more
                                             than one owner is shown, each
                                             should sign. Persons signing in a
                                             fiduciary or representative
                                             capacity shall give full title. If
                                             this proxy is submitted by a
                                             corporation, please sign in full
                                             corporate name by authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.